Exhibit 10.33

U.S. $1,676,250	Glen Cove, New York
October 1, 2001

PROMISSORY NOTE

WHEREAS, Acclaim Entertainment, Inc. (the “Payee”) issued a warrant numbered W-4, dated April 2, 1991, to purchase 562,500 shares of common stock of the Payee at an exercise price of $3.00 per share (as adjusted on a post-stock split basis) (the “Warrant”) to James R. Scoroposki (the “Payor”);

WHEREAS, the Payor exercised the Warrant to purchase 562,500 shares of common stock, par value $.02 per share, of the Payee (the “Warrant Shares”);

WHEREAS, the Payor paid the Payee $11,250 representing the amount equal to (x) the par value of the Payee’s common stock, times (y) the number of Warrant Shares; and

WHEREAS, the balance of the payment for the Warrant Shares may be paid by Payor by delivery of this note to the Payee.

FOR VALUE RECEIVED, the Payor hereby unconditionally promises to pay to the order of the Payee, the principal amount of ONE MILLION SIX HUNDRED SEVENTY SIX THOUSAND TWO HUNDRED AND FIFTY DOLLARS ($1,676,250) together with accrued and unpaid interest thereon. The Payor further agrees to pay interest on such principal amount at the rate Payee is charged from time to time by GMAC Commercial Credit LLC (the “Bank Rate”). All amounts payable hereunder shall be payable to Payee in United States dollars at such bank account as shall be designated by the Payee in immediately available funds or as otherwise specified to Payor in writing. Payment on this note shall be applied first to any expenses of collection, then to accrued interest, and thereafter to the outstanding principal balance hereof. The principal amount and accrued interest are due and payable on the earlier of (i) the first anniversary hereof and (ii) to the extent of the proceeds of any “Warrant Share Sale” (as defined below), the third business day following the date upon which Payor sells any or all of the Warrant Shares (a “Warrant Share Sale”).

Payor may at any time and from time to time prepay the principal amount, in whole or in part, without premium or penalty.

The following events shall each be an “Event of Default” under this note:

(a) bankruptcy or insolvency of Payor; and

(b) Payor’s failure to pay any of the principal amount due under this note on the date the same becomes due and payable, or any accrued interest or other amounts due under this note after the same becomes due and payable.

Upon the occurrence of an Event of Default, the unpaid principal amount, all unpaid accrued interest thereon and all other amounts owing hereunder may, at the option of Payee, become immediately due and payable to Payee; provided, however, that upon the occurrence of an Event of Default described in (a) above, all indebtedness of Payor to Payee shall become immediately due and payable without any action of Payee. Effective upon an Event of Default that is not cured, the interest rate on this note shall increase by the lesser of the Bank Rate plus 2% or the maximum penalty as shall be permitted by applicable law.

This note is made with full recourse to the Payor including without limitation with full recourse to all assets of the Payor and pursuant to and upon all warranties, representations, covenants and agreements on the part of the Payor as contained herein.

Payor waives presentment and written demand for payment, notice of dishonor, protest and notice of protest of this note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys’ fees, costs and other expenses. Payor waives his rights to a jury trial in connection with any claims arising under this note to the fullest extent permitted by law. The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the fullest extent permitted by law.

If there has been an Event of Default by Payor hereunder, Payee shall be entitled to receive and Payor agrees to pay all costs of enforcement and collection incurred by Payee, including, without limitation, reasonable attorneys’ fees relating thereto.

The provisions of this note shall inure to the benefit of and be binding on any successor to Payor and shall extend to any holder hereof.

This note may not be changed, modified or terminated orally.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW.

By:	/s/ JAMES R. SCOROPOSKI
James R. Scoroposki